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                                                                    EXHIBIT 99.1

                         ADVANCED NUTRACEUTICALS, INC.
           ANNOUNCES SALE OF NUTRITION FOR LIFE INTERNATIONAL, INC.
           ----------------------------------------------------------

     HOUSTON, DECEMBER 29, 2000 - ADVANCED NUTRACEUTICALS, INC (NASDAQ NMS:
ANII), announced today that it has signed a definitive agreement to sell its largest subsidiary, Nutrition For Life International, Inc., and certain of its subsidiaries, to Everest International, L.L.C., a privately-held entity.

     The agreement provides for $5 million in cash at closing subject to a working capital adjustment and a $5 million note, payable based on a ten-year amortization with a three-year balloon In addition, Bactolac Pharmaceutical, Inc. (a subsidiary of ANI) is entering into a product supply agreement with Nutrition For Life and will receive a $650,000 note due one year and a day from closing, relating to an inter-company debt. The purchase price may also be increased up to an additional $750,000, depending upon future operating results of Nutrition For Life's recently established Japanese subsidiary. The transaction is subject to approval by Advanced Nutraceuticals' stockholders and ANI's senior lender and customary closing conditions. Closing is anticipated to occur during the quarter ended March 31, 2001.

     David Bertrand and Jana Mitcham will continue as Nutrition For Life's President and Executive Vice President, respectively. Former professional football star Jerry Kramer, who played for Vince Lombardi's Green Bay Packers, will serve as Chairman. Mr. Kramer was quoted as saying; "I am truly excited about working with the team at Nutrition For Life. When we combine these two organizations we see a real winner!"

     Mr. Bertrand added, "To me, Jerry Kramer is a legend and a true American hero, and we are excited about the prospect of working with him and his team. The talent and resources they bring to the table will help us implement our aggressive campaign for growth in 2001."

     Gregory Pusey, Chairman of Advanced Nutraceuticals, commented, "We are optimistic about the growth prospects of Nutrition For Life International, Inc., under the combined management teams of NFLI and Everest and supported by the resources available to Everest. We will have a continuing interest in their success and expect to see dramatic growth with the added leadership of Jerry Kramer."

     Mr. Pusey stated, "Advanced Nutraceuticals intends to continue with its strategy of acquiring other companies in the nutraceutical and pharmaceutical industries. Management continues to focus on increasing stockholder value and expanding opportunities for our recent acquisitions, Bactolac and ASHCO. We anticipate using the Everest sale proceeds primarily to reduce debt, as well as to provide working capital."

     Advanced Nutraceuticals, Inc. is a holding company that conducts operations through Nutrition For Life International, Inc., and Bactolac Pharmaceutical, Inc. Nutrition For Life International, Inc. develops, markets and sells an extensive product line of nutritional supplements and other consumer products through its network of independent distributors. Bactolac Pharmaceutical, Inc. and ASHCO, a division of Bactolac Pharmaceutical, Inc., are manufacturers of nutraceutical and pharmaceutical products.


     FOR ADDITIONAL INFO CALL BARRY LODER AT 713/874-1440 OR GREG PUSEY AT
                                 720/529-3550

     This press release includes "forward looking statements" as defined by the Securities and Exchange Commission (the "SEC"). Such statements are those concerning the companies' merger plans and expectations for future operations. All statements, other than statements of historical fact, including in the press release that address activities, events or developments that the companies believe or anticipate will or may occur in the future are forward-looking statements. This includes completion of the proposed sale and other matters. These statements are based on certain assumptions made based on experience, expected future developments and other factors ANII believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the companies. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. Furthermore, ANII does not intend (and is not obligated) to update publicly any forward-looking statements.

     SHAREHOLDERS OF ANII AND OTHER INVESTORS ARE URGED TO READ THE PROXY STATEMENT IN CONNECTION WITH THE PROPOSED SALE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT ANII, THE SALE, THE PERSONS SOLICITING PROXIES IN THE SALE AND THEIR INTERESTS IN THE SALE AND RELATED MATTERS. The proxy statement will be filed with the SEC by ANII. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by ANII with the SEC at the SEC's website at www.sec.gov. The proxy statement may also be obtained from ANII by directing such request to Advanced Nutraceuticals, Inc. at 9101 Jameel, Houston, Texas 77040, telephone (713) 460-1976. ANII, its directors, executive officers and certain members of management and employees may be considered "participants in the solicitation" of proxies from ANII's shareholders in connection with the Sale. Information regarding such persons and description of their interests in the Sale is contained in ANII's filing with the SEC under Rule 14a-12 on December 29, 2000.